EXCHANGE AGREEMENT

BY AND AMONG

LED LIGHTING COMPANY

DATASIGHT, INC.

AND

CERTAIN OPTIONHOLDERS AND SHAREHOLDERS OF DATASIGHT, INC.

Dated August 14, 2018

TABLE OF CONTENTS

Page

ARTICLE I EXCHANGE OF SECURITIES1

Section 1.1 The Exchange1

Section 1.2 Exchange Ratio1

ARTICLE II THE CLOSING2

Section 2.1 Closing Date2

Section 2.2 Transactions at Closing2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF LEDCO3

Section 3.1 Organization3

Section 3.2 Authorization3

Section 3.3 Validity and Effect of Agreement3

Section 3.4 No Conflict3

Section 3.5 Capitalization3

Section 3.6 Status of Common Stock3

Section 3.7 SEC Reports and Financial Statements3

Section 3.8 No Undisclosed Liabilities4

Section 3.9 Litigation4

Section 3.10 Tax-Free Exchange4

Section 3.11 Brokers and Finders4

Section 3.12 Taxes4

Section 3.13 Access to Information4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DataSight4

Section 4.1 Organization4

Section 4.2 Authorization4

Section 4.3 Validity and Effect of Agreement4

Section 4.4 No Conflict4

Section 4.5 Capitalization5

Section 4.6 No Undisclosed Liabilities5

Section 4.7 Material Contracts5

Section 4.8 Intellectual Property Rights.5

Section 4.9 Litigation5

Section 4.10 Tax-Free Exchange5

Section 4.11 Brokers and Finders5

ARTICLE V REPRESENTATIONS AND WARRANTIES OF EACH SELLER6

Section 5.1 Authorization6

Section 5.2 Validity and Effect of Agreement6

Section 5.3 No Breach or Violation6

Section 5.4 Consents and Approvals6

Section 5.5 Title6

Section 5.6 Investor Status6

Section 5.7 No Government Review6

Section 5.8 Investment Intent6

Section 5.9 Restrictions on Transfer6

Section 5.10 Informed Investment7

Section 5.11 Access to Information7

Section 5.12 Reliance on Representations7

Section 5.13 No General Solicitation7

Section 5.14 Legends7

Section 5.15 Placement and Finder’s Fees7

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ARTICLE VI CERTAIN COVENANTS8

Section 6.1 No Shop8

Section 6.2 Further Assurances8

Section 6.3 Public Announcements8

Section 6.4 Notification of Certain Matters8

Section 6.5 Tax-Free Exchange Status8

Section 6.6 Resignation of Directors.   8

Section 6.7 DataSight Audit.  .8

Section 6.8 Option Plan.  8

Section 6.9 Ordinary Course8

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE EXCHANGE9

Section 7.1 Conditions to Obligations of DataSight9

Section 7.2 Conditions to Obligations of LEDCO9

ARTICLE VIII TERMINATION10

Section 8.1 Termination10

Section 8.2 Procedure and Effect of Termination10

ARTICLE IX MISCELLANEOUS10

Section 9.1 Entire Agreement10

Section 9.2 Amendment and Modifications10

Section 9.3 Extensions and Waivers10

Section 9.4 Successors and Assigns11

Section 9.5 Headings; Definitions11

Section 9.6 Specific Performance11

Section 9.7 Notices11

Section 9.8 Governing Law11

Section 9.9 Consent to Jurisdiction11

Section 9.10 Counterparts11

Section 9.11 Certain Definitions11

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EXCHANGE AGREEMENT

This Exchange Agreement (“Agreement”) is made and entered into as of August 14, 2018 by and among LED Lighting Company, a Delaware corporation (“LEDCO”), DataSight, Inc., a Nevada corporation (“DataSight”), and the shareholders and option holders of DataSight set forth on the signature pages to this Agreement (collectively, the “Sellers” and individually, a “Seller”) with respect to the following facts:

RECITALS

A.Sellers own (i) more than ninety percent (90%) of the issued and outstanding shares of Common Stock, $.01 par value, of DataSight (the “DataSight Shares”) in the denominations as set forth opposite their respective names on Schedule I to this Agreement; and (ii) one hundred percent (100%) of the outstanding options (the “DataSight Options”) to purchase DataSight Shares in the amounts and exercise prices as set forth opposite their respective names on Schedule II to this Agreement and with the other terms described on Schedule II to this Agreement;

B.LEDCO desires to acquire from Sellers, and Sellers desire to exchange and transfer to LEDCO, (i) all of the DataSight Shares owned by Sellers on the Closing Date in exchange for the issuance and delivery by LEDCO of one (1) share of Common Stock of LEDCO (“Common Stock”) for each one (1) DataSight Share (the “Exchange Ratio”); and (ii) all of the DataSight Options owned by Sellers on the Closing Date in exchange  for the issuance and delivery by LEDCO of options to purchase shares of LEDCO Common Stock (the “LEDCO Options”) as described on Schedule II (the “Exchange”);

C.It is intended that, for federal income tax purposes, the Exchange shall qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the “Code”) and a reorganization described in Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange.  On the terms and subject to the conditions of this Agreement, (i) LEDCO shall issue and deliver to each of the Sellers owning DataSight Shares such number of shares of Common Stock as is set forth opposite such Seller’s name on Schedule I hereto, and each such Seller shall sell, transfer and deliver to LEDCO, the number of issued and outstanding DataSight Shares set forth opposite such Seller’s name on Schedule I hereto along with a duly executed share assignment endorsed in favor of LEDCO on the Closing Date; and (ii) LEDCO shall issue and deliver to each of the Sellers owning DataSight Options such number of LEDCO Options as set forth opposite such Seller’s name on Schedule II hereto, and each such Seller shall agree that the number of issued DataSight Options set forth opposite such Seller’s name on Schedule II hereto shall be terminated and of no further effect.

Section 1.2 Exchange Ratio

.

(a) At the Closing, the former shareholders of DataSight shall own no more than 7,329,500 shares of Common Stock of LEDCO (as provided on Schedule I); the stockholders of LEDCO shall own no more than 1,006,046 shares of Common Stock of LEDCO; and up to 66,667 shares shall be reserved for issuance by LEDCO to investors which invested $50,000 into LEDCO prior to the Closing Date.

(b) If between the date of this Agreement and the Closing Date, the holders of issued and outstanding DataSight Shares constituting less than one hundred percent (100%) but more than ninety percent (90%) have agreed to the Exchange contemplated hereunder (all other DataSight shareholders are hereinafter the “Delayed Equityholders”), then DataSight shall proceed to the Closing of the Exchange, subject to satisfaction of the conditions set forth in Section 7.1.  For a period of three months following the Closing Date, LEDCO may, but shall not be required to accept for Exchange any DataSight Shares then held by any Delayed Equityholder, subject to such Delayed Equityholder’s execution of this Agreement as a Seller for all intents and purpose, including but not limited to assuming all representations, warranties and undertakings of the Sellers hereunder and performance of all of the conditions for Closing to be performed by each Seller hereunder.  Until such time as a Delayed Equityholder executes this Agreement and submits his DataSight Shares in exchange for shares of Common Stock (thereby becoming a Seller), and such exchange is accepted by LEDCO, such Delayed Equityholder shall remain a stockholder or option holder of DataSight and shall not be considered a stockholder or option holder of LEDCO and shall not be entitled to any of the rights thereof, including without limitation the right to vote or receive any distributions with respect thereto.

ARTICLE II

THE CLOSING

Section 2.1 Closing Date.  The closing of the Exchange and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the location and time as LEDCO and DataSight may agree on a date which is within three (3) business days after the closing conditions in Article 7 are satisfied. The time and date upon which the Closing actually occurs being referred to herein as the “Closing Date”.

Section 2.2 Transactions at Closing.  At the Closing, the following transactions shall take place, which transactions shall be deemed as having taken place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) LEDCO shall deliver to DataSight, as agent for Sellers, the following documents:

(i) A treasury order issued to the LEDCO transfer agent corresponding to the Common Stock issued in the name of the Sellers in the amounts set forth in Schedule I;

(ii) True copies of all consents and waivers obtained by LEDCO, in accordance with the provisions of Section 7.1 below; and

(iii) Such other documents and instruments as DataSight may reasonably request.

(b) DataSight shall deliver, or cause to be delivered, to LEDCO the following documents and/or shall take the following actions:

(i) Validly executed Assignment Separate from Stock Certificates corresponding to the number of DataSight shares being transferred by the Sellers, issued in the name of LEDCO and shall register the shares in the name of LEDCO in the shareholders register of DataSight; and

(ii) Such other documents as LEDCO may reasonably request.

(c) The Sellers shall deliver the following documents:

(i) to LEDCO, duly executed assignments in the form attached hereto as Exhibit A effecting the immediate and unconditional sale, assignment and irrevocable transfer of DataSight Shares to LEDCO, free and clear of any Liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law; and

(ii) to DataSight, as agent for LEDCO, all share certificates in respect of DataSight Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LEDCO

LEDCO represents and warrants to DataSight and each Seller that, subject to such exceptions as may be specifically set forth in the LEDCO Form 10-K for the year ended December 31, 2017 and the quarterly reports on Form 10-Q for the three months ended March 31, 2018 and the quarterly reports on Form 10-Q for the six months ended June 30, 2018 filed by LEDCO on the SEC’s EDGAR database, the statements contained in this Article III are true and correct as of the date of this Agreement and the date of Closing:

Section 3.1 Organization.  LEDCO is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.

Section 3.2 Authorization.  LEDCO has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.3 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by LEDCO and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of LEDCO, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

Section 3.4 No Conflict.  Neither the execution and delivery of this Agreement by LEDCO nor the performance by LEDCO of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with LEDCO’s Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to LEDCO or any of the properties or assets of LEDCO; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of LEDCO, or result in the creation or imposition of any Lien upon any properties, assets or business of LEDCO under, any Contract or any order, judgment or decree to which LEDCO is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on LEDCO, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.5 Capitalization.  The authorized capital stock of LEDCO consists of (i) 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 26,157,195 shares of Common Stock are issued and outstanding as of the date of this Agreement, and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement.  As of the Closing Date, the Company shall have no more than 1,006,046 shares of Common Stock issued and outstanding, and up to 66,667 shares of Common Stock shall be reserved for issuance to investors which invested $50,000 into LEDCO prior to the Closing Date.  All shares of capital stock of LEDCO outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of preemptive rights.

Section 3.6 Status of Common Stock.  The Common Stock, when issued and allotted at the Closing in exchange for DataSight Shares, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in LEDCO’s Certificate of Incorporation and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the Sellers, in LEDCO’s stockholders ledger.

Section 3.7 SEC Reports and Financial Statements.  LEDCO has filed with the SEC all reports required to be filed by it under the Exchange Act or the Securities Act (the “LEDCO SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the LEDCO SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

Section 3.8 No Undisclosed Liabilities.  Except as disclosed in the LEDCO financial statements, included in the LEDCO SEC Documents, LEDCO does not have any liabilities, indebtedness or obligations, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due (each a “Liability” and collectively, “Liabilities”).  As of the Closing Date, LEDCO shall have no Liabilities other than up to $10,000 in unsecured accounts payable or accrued expenses.

Section 3.9 Litigation.  There is no action pending or, to the knowledge of LEDCO, threatened against LEDCO that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against LEDCO, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.10 Tax-Free Exchange.  LEDCO has not taken any action, nor does LEDCO know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a “reorganization” within the meaning of Section 351 or 368 of the Code.

Section 3.11 Brokers and Finders.  Neither LEDCO, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees, advisory fees or consulting fees in connection with the Exchange for which LEDCO has or could have any liability.

Section 3.12Taxes.  The Company has filed all required Federal and State tax returns.

Section 3.13Access to Information.  LEDCO acknowledges that it has had access to and has reviewed all documents and records relating to DataSight that it has deemed necessary in order to make an informed investment decision with respect to the acquisition of the DataSight shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DATASIGHT

DataSight represents and warrants to LEDCO and each Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement, as of the date of Closing, and for a period of one year subsequent to the Closing:

Section 4.1 Organization.  DataSight is duly organized and validly existing under the laws of the State of Nevada, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  DataSight has no subsidiaries.

Section 4.2 Authorization.  DataSight has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 4.3 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by DataSight and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of DataSight, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

Section 4.4 No Conflict. Neither the execution and delivery of this Agreement by DataSight nor the performance by DataSight of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with DataSight’s Articles of Incorporation; (ii) violate any statute, law, ordinance, rule or regulation, applicable to DataSight or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of DataSight, or result in the creation or imposition of any Lien upon any properties, assets or business of DataSight under, any Material Contract or any order, judgment or decree to which DataSight is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on DataSight, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.5 Capitalization.  At the Closing, the authorized capital stock of DataSight shall consists of 10,000,000 shares of DataSight’s common stock, and as of the Closing Date (i) no more than 7,329,500 shares of common stock will be issued and outstanding; (ii) no more than 710,000 DataSight Option shall be issued; and (iii) no more than 175,000 shares of DataSight common stock shall be issuable upon outstanding DataSight convertible notes.  Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from DataSight. All DataSight Shares outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of preemptive rights.

Section 4.6 No Undisclosed Liabilities.  DataSight has no material Liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due. As of the Closing Date, DataSight shall have no Liabilities other than up to $60,000 in unsecured accounts payable or accrued expenses and $100,000 in convertible notes.

Section 4.7 Material Contracts.  DataSight has provided on Schedule 4.7 attached hereto (i) a true and correct list of each DataSight Material Contract; and (ii) a true and correct list of all contracts and agreements with any DataSight officer, director, consultant and shareholder.  Each DataSight Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to DataSight, and to DataSight’s knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing (but only for such Material Contracts that have a contract term that continues beyond the Closing) in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity.  Neither DataSight nor, to DataSight’s  knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would (i) constitute a breach or default by DataSight or, to DataSight’s knowledge, by any such other party, or (ii) permit termination, modification or acceleration, under the DataSight Material Agreement.

Section 4.8 Intellectual Property Rights.

(a) DataSight owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in its business, free and clear of all liens, claims or encumbrances (all of which are referred to as the “DataSight Intellectual Property Rights”). The foregoing representation as it relates to all licenses, sublicenses and other agreements to which DataSight is a party and pursuant to which DataSight is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software (“Licensed Intellectual Property”) is limited to the interests of DataSight pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants DataSight such rights to such intellectual property as are used in the business as currently conducted.

(b) DataSight (i) has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any DataSight Intellectual Property Rights or Licensed Intellectual Property.  DataSight has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

Section 4.9 Litigation.  There is no action pending or, to the knowledge of DataSight, threatened against DataSight that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against DataSight, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.10 Tax-Free Exchange.  DataSight has not taken any action, nor does DataSight know of any fact, that is reasonably likely to prevent the Exchange from qualifying as a “reorganization” within the meaning of Section 351 or 368 of the Code.

Section 4.11 Brokers and Finders.  Except as described herein, neither DataSight nor any of its officers, directors, employees or managers, have employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees, advisory fees or consulting fees in connection with the Exchange for which DataSight has or could have any liability.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller, individually and not jointly, hereby makes the following representations and warranties to DataSight and LEDCO:

Section 5.1 Authorization.  Such Seller has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.2 Validity and Effect of Agreement.  Upon the execution and delivery of each other document to which such Seller is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

Section 5.3 No Breach or Violation. The execution, delivery and performance by such Seller of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of such Seller, if applicable, or (ii) any agreement to which such Seller is a party, or by which such Seller or such Seller’s assets are bound or affected.

Section 5.4 Consents and Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any other document to which it is a party or for the consummation by such Seller of the transactions contemplated hereby or thereby.

Section 5.5 Title.  The DataSight Shares to be delivered by such Seller in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such Seller, free and clear of any Lien and represent such Seller’s entire ownership interest in DataSight.

Section 5.6 Investor Status.  Such Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and has properly completed the form attached hereto as Schedule II.

Section 5.7 No Government Review.  Such Seller understands that neither the SEC nor any securities commission or other Governmental Authority of any state, country or other jurisdiction has approved the issuance of the Common Stock or passed upon or endorsed the merits of the Common Stock or this Agreement or any of the other documents relating to the Exchange (collectively, the “Offering Documents”), or confirmed the accuracy of, determined the adequacy of, or reviewed the Exchange Agreement or the other Offering Documents.

Section 5.8 Investment Intent.  The shares of Common Stock are being acquired by Seller for Seller’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same.  Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of DataSight Shares.

Section 5.9 Restrictions on Transfer.  Seller understands that the shares of Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Seller from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Seller shall furnish LEDCO with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to LEDCO.  Seller acknowledges that it is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 5.10 Informed Investment.  Seller has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon DataSight for legal or tax advice related to this investment.  In making its decision to acquire the Common Stock, Seller has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 5.11 Access to Information.  Seller acknowledges that it has had access to and has reviewed all documents and records relating to LEDCO and DataSight, including, but not limited to, the LEDCO SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in LEDCO.

Section 5.12 Reliance on Representations.  Seller understands that the shares of Common Stock are being offered and sold to Seller in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that LEDCO and DataSight are relying in part upon the truth and accuracy of, and such Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Common Stock.  Seller represents and warrants to LEDCO and DataSight that any information Seller has heretofore furnished or furnishes herewith to LEDCO and DataSight is complete and accurate, and further represents and warrants that it will notify and supply corrective information to LEDCO and DataSight immediately upon the occurrence of any change therein occurring prior to DataSight’s issuance of the Common Stock.  Within five (5) days after receipt of a request from DataSight, Seller will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which DataSight is subject.

Section 5.13 No General Solicitation.  Seller is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.14 Legends.  Seller understands that the certificates representing the Common Stock shall have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the Common Stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933.”

Section 5.15 Placement and Finder’s Fees.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Seller or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreements, arrangements or understanding made by or on behalf of Seller.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1 No Shop.  Until the earlier of the Closing Date and the date of termination of this Agreement pursuant to VIII, neither LEDCO, nor DataSight, nor the Sellers, nor any of their respective representatives shall, directly or indirectly, take any of the following actions with any third party: (i) solicit, initiate, encourage, entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving LEDCO or DataSight, (B) the acquisition of beneficial ownership of any equity interest in LEDCO or DataSight, whether by issuance or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from the Sellers or otherwise, (C) the license or transfer of all or a material portion of the assets of LEDCO or DataSight or (D) any transaction that may be inconsistent with or that may have an adverse effect upon the transactions contemplated by this Agreement (any of the transactions described in clauses (A) through (D), a “Third-Party Acquisition”); or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to LEDCO or DataSight in connection with, or take any other action to solicit, consider, entertain, facilitate or encourage any Inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third-Party Acquisition.  The Parties acknowledge and agreed that money damages would not be a sufficient remedy for any breach of this Section and that any aggrieved party shall therefore be entitled to seek equitable relief, including an injunction or specific performance, as a remedy for any such breach.  Such remedies shall not be deemed to be the exclusive remedies but shall be in addition to all other remedies available at law or equity.

Section 6.2 Further Assurances.  Each of the parties hereto agrees to use commercially reasonable efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.3 Public Announcements.  LEDCO and DataSight shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to LEDCO, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of FINRA.

Section 6.4 Notification of Certain Matters.  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 6.5 Tax-Free Exchange Status.  The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes: (i) the Exchange shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the stockholders of both companies are minimized.

Section 6.6 Resignation of Directors.   At the Closing, Kevin Kearney shall (i) appoint Lyle L. Probst (Chair), Kurt Whorton, Gary Rockis and Terry McGovern to the LEDCO Board of Directors, and Mr. Kearney shall remain on the LEDCO Board of Directors; (ii) appoint Mr. Probst as President, Mr. Whorton as Chief Operating Officer, Mr. Caragol as Treasurer, and Allison Tomek as Secretary of LEDCO; and (ii) shall resign as the sole officer of LEDCO.

Section 6.7 DataSight Audit.  Within the applicable SEC filing requirement, DataSight shall have completed an SEC compliant audit to be included within a Form 8-K.

Section 6.8 Option Plan.  Within 60 days after the Closing Date, LEDCO shall have adopted an Option Plan with the terms and number of allocated shares as determined by the LEDCO Board of Directors.

Section 6.9 Ordinary Course.  Between execution of this Agreement and the Closing Date, each of LEDCO and DataSight shall continue to operate their respective companies in the ordinary course and consistent with past practices.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 7.1 Conditions to Obligations of DataSight.  The obligations of DataSight and Sellers to consummate the Exchange shall be subject to the fulfillment, or written waiver by DataSight, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of LEDCO set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b) LEDCO shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained; and

(d) LEDCO shall have obtained shareholder approval of an amendment to its Certificate of Incorporation (the “Amendment”) to (i) reverse split the total number of outstanding shares of LEDCO Common Stock at a ratio of 26 to 1; and (ii) changed the name of LEDCO to “DataSight Corporation” (or such alternative name agreed upon by DataSight), and the Amendment shall have been filed with the Secretary of State of the State of Delaware.

Section 7.2 Conditions to Obligations of LEDCO. The obligations of LEDCO to consummate the Exchange shall be subject to the fulfillment, or written waiver by LEDCO, at or prior to the Closing of each of the following conditions:

(a) The representations and warranties of DataSight set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b) DataSight shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by DataSight on or prior to the Closing Date;

(c) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein shall have been obtained;

(d) Sellers owning at least ninety percent (90%) of the issued and outstanding DataSight Shares and DataSight Options shall have executed this Agreement;

(e) LEDCO shall have obtained shareholder approval of an amendment to its Certificate of Incorporation (the “Amendment”) to (i) reverse split the total number of outstanding shares of LEDCO Common Stock at a ratio of 26 to 1; and (ii) changed the name of LEDCO to “DataSight Corporation” (or such alternative name agreed upon by DataSight), and the Amendment shall have been filed with the Secretary of State of the State of Delaware; and

(f) DataSight shall have entered into employment agreements with its CEO, COO, Vice President of Technology, and Vice President of Project Delivery.

(g) LEDCO shall have provided to DataSight satisfactory documentation demonstrating that the $82,129 of shareholder advances recorded on LEDCO’s financial statements has been validly converted into paid in capital and are no longer a liability of LEDCO.

(h) LEDCO shall have filed with the SEC its Form 10-Q for the six month ended June 30, 2018.

(i) LEDCO shall have filed all required tax returns with the IRS and the State of California.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of LEDCO and DataSight;

(b) by DataSight, upon written notice to LEDCO, if the Closing shall not have occurred on or before September 30, 2018 or if any of the conditions to the Closing set forth in Section 7.1 shall have become incapable of fulfillment by September 30, 2018 and shall not have been waived in writing by DataSight; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to DataSight if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by LEDCO, upon written notice to DataSight, if the Closing shall not have occurred on or before September 30, 2018 or if any of the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment by September 30, 2018 and shall not have been waived in writing by LEDCO; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to LEDCO if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(d) by LEDCO or DataSight if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and non-appealable;

Section 8.2 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto.  Neither LEDCO nor DataSight shall have any liability to the other for any termination under this Article VIII.  If this Agreement is terminated as provided herein:

(a) each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Exchange, whether obtained before or after the execution hereof; and

(b) each party agrees that all Confidential Information received by LEDCO or DataSight with respect to the other party, this Agreement or the Exchange shall be kept confidential notwithstanding the termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Entire Agreement.  This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.2 Amendment and Modifications.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 9.3 Extensions and Waivers.  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 9.4 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.

Section 9.5 Headings; Definitions.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 9.6 Specific Performance.  The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine.  It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 9.7 Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section 9.7).

If to LEDCO:	with a copy to:
LED Lighting Company	SD Law Group APC
405 East D Street, Suite G	10531 4S Commons Drive, B464
Petaluma, California 94952	San Diego, California 92027
Attn: Kevin Kearney
Phone: (415)819-1157	Phone:(619) 788-2383
Fax: [•]	Fax:(858) 367-8138
Email: kevin@kearneyobanion.com	Email:steve@sjdavislaw.com

If to DataSight or a Seller:	with a copy to:
DataSight, Inc.
2451 South Buffalo Drive, Suite 105
Las Vegas, NV 89117
Attn:
Phone:
Fax:
Email:

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.9 Consent to Jurisdiction. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a state or federal court of competent jurisdiction the State of Nevada, Clark County, and the parties hereto each consents to the jurisdiction of such a court.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile or electronic/PDF transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 9.11 Certain Definitions. As used herein:

(a) “Confidential Information” shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by DataSight, on the one hand, or LEDCO, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(b) “Contract” shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(d) “Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(e) “Lien” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(f) “Material Adverse Effect” shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity;

(g) “Material Contract” shall mean any Contract where the liabilities or commitments associated therewith exceed $5,000 individually or $20,000 in the aggregate;

(h) “Person” shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(i) “SEC” shall mean the Securities and Exchange Commission;

(j) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

LED LIGHTING COMPANY	DATASIGHT, INC.

By:__________________________________	By:_________________________________
Name: Kevin Kearney	Name: Lyle L. Probst
Title: Chief Executive Officer	Title: President